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                                                                    EXHIBIT 23.4

                        CONSENT OF DELOITTE & TOUCHE LLP


         We consent to the incorporation by reference in this Registration Statement of Suiza Foods Corporation on Form S-3 of our report dated March 27, 1998, appearing in the Annual Report on Form 10-K of Suiza Foods Corporation for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ DELOITTE & TOUCHE LLP


Dallas, Texas
June 9, 1998